UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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AIR METHODS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Air Methods Corporation, a Delaware corporation (“Air Methods”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the “2016 Annual Meeting”).  Air Methods has not yet filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2016 Annual Meeting.

Press Release Dated February 19, 2016

Attached hereto is Air Methods’ press release, dated February 19, 2016 confirming that it has received notice from Voce Capital Management, LLC of its intention to nominate two candidates to stand for election to the Air Methods’ Board of Directors at the 2016 Annual Meeting.

Important Additional Information and Where to Find It

Air Methods intends to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2016 Annual Meeting (the “2016 Proxy Statement”).  AIR METHODS STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT AIR METHODS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Air Methods, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Air Methods’ stockholders in connection with the 2016 Annual Meeting.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2016 Proxy Statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting.  Such information can also be found in Air Methods’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015 and in Air Methods’ definitive proxy statement for the 2015 Annual Meeting, filed with the SEC on April 22, 2015.  To the extent holdings of Air Methods’ securities have changed since the amounts shown in the definitive proxy statement for the 2015 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders will be able to obtain, free of charge, copies of the 2016 Proxy Statement and any other documents filed by Air Methods with the SEC in connection with the 2016 Annual Meeting at the SEC’s website (www.sec.gov), at Air Methods’ website (www.airmethods.com) or by writing to Air Methods’ Corporate Secretary at Air Methods, 7211 South Peoria Street, Englewood, Colorado 80112, or by calling Air Methods’ Corporate Secretary at (303) 792-7400.

Air Methods Confirms Receipt of Director Nominations

DENVER, Feb. 19, 2016 — Air Methods Corporation (Nasdaq: AIRM) (“Air Methods” or the “Company”) today confirmed that it has received notice from Voce Capital Management, LLC of its intent to nominate two director candidates to stand for election to the Air Methods Board of Directors and has submitted a proposal for consideration at the Company’s 2016 Annual Meeting of Shareholders.

The Company issued the following statement:

The Air Methods Board of Directors is highly independent and deeply engaged with management to ensure its strategic plan is fully aligned with the best interest of all shareholders. Ten of our 11 directors are independent, including our newest director, demonstrating our commitment to objective and independent oversight and shareholder-friendly governance.

The Board and management regularly evaluate a broad range of strategies to maximize long-term value for our shareholders. The Company will provide an update on the Board’s ongoing strategic review with external advisors on its February 25, 2016 earnings conference call.

Currently, Air Methods is successfully executing on a series of strategic initiatives to further optimize the business, drive sustainable growth and position the Company for long-term success, including:

•                  Driving organic revenue growth in both the air medical services and tourism businesses. By building long-term relationships with hospitals, capitalizing on positive secular trends and leveraging our broad geographic footprint, Air Methods is poised for organic revenue growth in our air medical services business, and by continuing to expand our fleet, we are driving growth in our tourism business. Integral in this initiative is adding new bases as well as base conversions. In 2015 we added 20 net new bases, including 12 Greenfields, and 13 hospital base conversions, offset by five closures. For our tourism business, we have driven organic growth through the expansion of our fleet.

•                  Deploying $288 million over the past 12 months to pursue accretive, growth-enhancing acquisitions and conversions, including Tri-State Care Flight, San Antonio AirLife and Bayfront Health. These transactions, among others, have been or are expected to be immediately accretive to earnings, and demonstrate our ability to use our strong capital position to create substantial value for shareholders while maintaining low leverage and avoiding dilution. For example, the Tri-State acquisition is expected to be immediately accretive to earnings per share by greater than $0.20 in the first year and greater than $0.30 in year two.

•                  Accelerating fleet rejuvenation activities to equip Air Methods with one of the youngest fleets in the industry. Our recent fleet rejuvenation efforts have allowed us to deploy capital more efficiently, significantly lowering our cash tax rates and reducing the need for future capital expenditures.

Execution on these and other initiatives has led to continued strong growth in revenue, EPS and EBITDA from continuing operations (7.6%, 10.7% and 10.1%, respectively, for the nine-month period ended September 30, 2015), despite severe weather headwinds in the first half of 2015. Our performance has delivered significant returns to shareholders, with total shareholder return of 128% over the past five years, compared to 41% and 44% for the Russell 3000 and S&P 500, respectively. Air Methods has also significantly outperformed the S&P Health Care Services Select Industry Index over the past six months, with the Company declining 4% and the index declining 24% over that period.

Just as execution is critical for Air Methods, so is accountability to our shareholders. We have always been committed to delivering superior returns, as demonstrated by the $7.00 per share (pre-split) special dividend the Company paid to shareholders in December 2012. We value input from our shareholders in recognizing this goal, and recently have taken further action to return capital to shareholders based on these discussions. In the fourth quarter of 2015 and the first quarter of 2016, Air Methods has repurchased approximately $26 million of shares, leaving approximately $174 million remaining under its repurchase program.

As indicated previously, the Air Methods Board consists of 11 highly qualified directors, 10 of whom are independent, with four having joined within the last four years. The composition of the Board has a balance of both institutional knowledge and fresh perspectives, enabling it to work effectively and collaboratively with management. Air Methods Directors provide highly relevant expertise to our businesses, with experience in the aviation and healthcare industries, including hospitals and surgical centers, complemented by executive-level operations and management experience at both private and public companies. Each Director has differentiated and complementary skill sets that contribute to the overall effectiveness and productivity of the Board. Consistent with this  high standard, Air Methods announced changes to the composition of the Board on February 12, 2016, including the appointment of Major General Jessica Wright, USA (Ret.) and the upcoming retirement of George W. Belsey and Major General Carl H. McNair, USA (Ret.) two longstanding Directors, at the 2016 Annual Meeting. General Wright’s strong leadership and safety background and expertise in aviation, regulated industries, logistics, and government affairs at the state and federal level will make her a valuable addition to the Board. As an Undersecretary of Defense, she served as the senior policy advisor to the Secretary of Defense on all matters relating to recruitment, retention, pay and healthcare and benefits for the uniformed members and civilians of the department.  In addition, she had supervisory responsibility for 32,000 personnel, the execution of an annual budget of $43.6 billion, overall responsibility for the world-wide Defense Health Programs which included 54 Hospitals, 350 Clinics, 280 Dental Clinics and TRICARE management and its 9.6 million beneficiaries.

Our record demonstrates that the Board is receptive to shareholder input and takes its fiduciary duties seriously. Together with management, the Board is committed to creating long-term value at Air Methods and is focused, as it always has been, on doing what is in the best interest of all shareholders. We look forward to a continued, constructive dialogue with our shareholders.

The Air Methods Board will present its formal recommendation regarding director nominations in the Company’s definitive proxy statement to be filed with the Securities and Exchange Commission. The Company has not yet scheduled its 2016 Annual Meeting of Shareholders.

Air Methods Corporation (www.airmethods.com) is the global leader in air medical transportation. The Air Medical Services Division is the largest provider of air medical transport services in the United States. The United Rotorcraft Division specializes in the design and manufacture of aeromedical and aerospace technology. The Tourism Division is comprised of Sundance Helicopters, Inc. and Blue Hawaiian Helicopters, which provide helicopter tours and charter flights in the Las Vegas/Grand Canyon region and Hawaii, respectively. Air Methods’ fleet of owned, leased or maintained aircraft features approximately 500 helicopters and fixed wing aircraft.

Forward Looking Statements

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: failure to execute on integration plans for various acquisitions causing financial assumptions and expected accretion targets to differ from those previously disclosed; the Company’s ability to devise and execute strategies to respond to market conditions; the size, structure and growth of the Company’s air medical services, United Rotorcraft Division and Tourism Division; the collection rates for patient transports; changes in payer mix; the continuation and/or renewal of air medical service contracts; weather conditions across the U.S.; development and changes in laws and regulations, including, without limitation, the impact of the Patient Protection and Affordable Care Act and the FAA Reauthorization Bill; increased regulation of the health care and aviation industry through legislative action and revised rules and standards; and other matters set forth in the Company’s filings with the SEC. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Air Methods intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2016 Annual Meeting (the “2016 Proxy Statement”).  AIR METHODS STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT AIR METHODS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Air Methods, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Air Methods’ stockholders in connection with the 2016 Annual Meeting.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2016 Proxy Statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. Such information can also be found in Air Methods’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015 and in Air Methods’ definitive proxy statement for the 2015 Annual Meeting, filed with the SEC on April 22, 2015. To the extent holdings of Air Methods’ securities have changed since the amounts shown in the definitive proxy statement for the 2015 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders will be able to obtain, free of charge, copies of the 2016 Proxy Statement and any other documents filed by Air Methods with the SEC in connection with the 2016 Annual Meeting at the SEC’s website (www.sec.gov), at Air Methods’ website (www.airmethods.com) or by writing to Air Methods’ Corporate Secretary at Air Methods, 7211 South Peoria Street, Englewood, Colorado 80112, or by calling Air Methods’ Corporate Secretary at (303) 792-7400.

Contacts:

Investor Relations

Air Methods

Trent J. Carman

Chief Financial Officer

(303) 792-7591

Media

Joele Frank, Wilkinson Brimmer Katcher

James Golden or Andrew Squire

(212) 355-4449

CONTACTS: Christina Brodsly, Director, Corporate Communications (303) 256-4122 or christina.brodsly@airmethods.com. Please contact Christina to be included on the company’s e-mail distribution  list.